Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Diane D. Brink, whose signature appears below, constitutes and appoints Gregg J. Felton, Lars R. Norell and Dustin L. Weber, and each of them, her true and lawful attorney-in-fact with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Diane D. Brink	Director	February 3, 2023
Diane D. Brink